UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Voxware, Inc.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lawrenceville Office Park
168 Franklin Corner Road
Lawrenceville, New Jersey 08648
(609) 514-4100

October 29, 2007

Dear Fellow Stockholder:

     You are cordially invited to attend our annual meeting of stockholders to be held at 9:00 a.m. (local time), on Thursday, December 13, 2007, at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey.

     The Notice of Annual Meeting and proxy statement on the following pages describe the matters to be presented at the annual meeting.

     It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

Sincerely,

Scott J. Yetter
President and Chief Executive Officer

VOXWARE, INC.
Lawrenceville Office Park
168 Franklin Corner Road
Lawrenceville, New Jersey 08648
(609) 514-4100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 13, 2007

     The annual meeting of stockholders of Voxware, Inc. (the “Company”) will be held at the offices of Morgan, Lewis & Bockius LLP, located at 502 Carnegie Center, Princeton, New Jersey, on Thursday, December 13, 2007, at 9:00 a.m. (local time) for the following purposes:

(1)	To elect two Class I Directors to serve until the next Annual Meeting of Stockholders (if Proposal 3 is approved) or until the next Annual Meeting of Stockholders in which their class is due for election (if Proposal 3 is not approved), or until their successors shall have been duly elected and qualified;

(2)	To amend our 2003 Stock Incentive Plan to increase the maximum number of shares of common stock reserved for issuance thereunder by an additional 550,000 shares of common stock from 984,734 to 1,534,734 shares and to increase the maximum number of shares of common stock for which awards may be granted to any participant per calendar year from 200,000 shares to 350,000 shares;

(3)	To authorize our Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended, to remove the classified board structure and provide for the annual election of all directors, commencing with our 2008 Annual Meeting of Stockholders;

(4)	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008; and

(5)	To transact such other business as may properly come before the meeting.

     Holders of our common stock of record at the close of business on October 16, 2007 (the “Stockholders”), are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such Stockholders will be open to the examination of any Stockholder at the Company’s principal executive offices at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648 for a period of ten (10) days prior to the Meeting and will be available for examination on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting; provided, however, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting is required to be given to each Stockholder of record entitled to vote at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Stephen J. Gerrard
Secretary
Lawrenceville, New Jersey
October 29, 2007

The Company’s 2007 Annual Report Accompanies the Proxy Statement.

VOXWARE, INC.
Lawrenceville Office Park
168 Franklin Corner Road
Lawrenceville, New Jersey, 08648
(609) 514-4100

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Voxware, Inc. (“Voxware”, “we”, “us” or “our”) of proxies to be voted at the Annual Meeting of Stockholders of Voxware to be held on Thursday, December 13, 2007 (the “Meeting”), at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey, at 9:00 a.m., local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $0.001 par value (the “Common Stock”), as of the close of business on October 16, 2007, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 6,380,695 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. Accordingly, there are an aggregate of 6,380,695 votes entitled to be cast at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted:

(1)	FOR the election of two Class I Directors to serve until the next Annual Meeting of Stockholders (if Proposal 3 is approved) or until the next Annual Meeting of Stockholders in which their class is due for election (if Proposal 3 is not approved), or until their successors shall have been duly elected and qualified;

(2)	FOR the proposal to amend our 2003 Stock Incentive Plan to increase the maximum number of shares of common stock reserved for issuance thereunder by an additional 550,000 shares of common stock from 984,734 shares to 1,534,734 shares and to increase the maximum number of shares of common stock for which awards may be granted to any participant per calendar year from 200,000 shares to 350,000 shares;

(3)	FOR the proposal to authorize our Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended, to remove the classified board structure and provide for the annual election of all directors, commencing with our 2008 Annual Meeting of Stockholders;

(4)	FOR the ratification of the appointment of BDO Seidman, LLP, as our independent registered public accounting firm for the fiscal year ending June 30, 2008; and

(5)	in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.

     Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date, or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     Except as provided below, the presence, in person or by proxy, of holders of shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall generally constitute a quorum. The proxy card provides spaces for a stockholder to vote for the Board’s nominees, or to withhold authority to vote for any or all of such nominees, for election as directors. Directors are to be elected by a plurality of the votes cast at the Annual Meeting. With the exception of Proposal 3, all other actions proposed herein require the affirmative vote of a majority of shares of Common Stock present or represented at the Meeting and entitled to vote, provided a quorum is present in person or by proxy. Proposal 3 requires the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of shares of Common Stock outstanding.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present, but are not counted for purposes of determining whether a proposal has been approved, and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about October 26, 2007. The Annual Report to Stockholders of Voxware for the fiscal year ended June 30, 2007 (“Fiscal 2007”), including financial statements (the “Annual Report”), is being mailed together with this Proxy Statement to all stockholders of record as of October 16, 2007. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of October 16, 2007.

PROPOSAL 1: ELECTION OF DIRECTORS

General

     We currently have seven directors. In accordance with our Amended and Restated Certificate of Incorporation, as amended, the terms of office of the members of our Board of Directors are divided into three classes, with each class serving for a staggered three-year term. One class of directors is elected by the stockholders at each Annual Meeting of Stockholders to serve a three-year term or until their successors are duly elected and qualified or their earlier resignation or removal. If Proposal No. 3 is approved, our Board of Directors will no longer be classified, and all nominees will serve for a one-year term, rather than a three-year term. Beginning with the 2008 Annual Meeting, all directors will stand for election.

     If Proposal 3 is not approved, each Class I Director nominee elected at the Annual Meeting will serve until the 2010 Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified, except in the event of such director’s earlier death, resignation or removal. At the 2008 Annual Meeting, the Class II Director, Mr. Cohen, and Mr. David J. Simbari (who has been appointed to the Board, effective immediately following the 2007 Annual Meeting, to fill the vacancy created by Mr. Janis’ resignation) will stand for election and at the 2009 Annual Meeting, the Class III Directors, Messrs. Alexandre, Allegra and Caldwell, will stand for election.

Directors/Nominees

     Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the annual meeting for the election of the nominees named below as directors to serve until the next Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified, except in the event of such director’s earlier death, resignation or removal. If Proposal 3 is not approved, each of the nominees named below for election as director will serve until the 2010 Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified, except in the event of such director’s earlier death, resignation or removal.

Information Regarding Nominees for Election to the Board of Directors

     The Board of Directors currently has seven members, two of whom are nominees for election.

		Served as a		Positions with
Name	Age	Director Since	Class	the Company
Robert Olanoff (2)	51	2006	I	Director
Scott J. Yetter	46	2006	I	Director, President, CEO

     In addition, the following members of the Board of Directors are not presently nominees for election, but will, except as otherwise disclosed, serve until the next Annual Meeting of Stockholders in which their respective class is due for election or until their successors are duly elected and qualified:

		Served as a		Positions with
Name	Age	Director Since	Class	the Company
Michael Janis (2)	63	2003	II	Director
Don Cohen	52	2007	II	Director
James L. Alexandre (2)(3)	50	2005	III	Director
Joseph A. Allegra (1)(3)	54	2003	III	Director and
				Chairman of the Board
Donald R. Caldwell (1)(3)	61	2004	III	Director
____________________

(1)     Member of the Compensation Committee.

(2)     Member of the Audit Committee.

(3)     Member of the Nominating and Corporate Governance Committee.

Director Nominees

     The following information about the principal occupation or employment, other affiliations, and business experience of the nominees above has been furnished to us by the nominees:

     Robert Olanoff has served as a director of Voxware since October 2006. Since January 2006, Mr. Olanoff has served as an independent finance consultant with Olanoff Consulting. From January 2005 to December 2005, Mr. Olanoff served as Chief Financial Officer of FNX Limited, a software provider to the banking industry. From January 2004 to August 2004, Mr. Olanoff served as Chief Financial Officer for Foxtons, Inc., a discount residential real estate broker, and from 2001 to 2004 he served as Chief Financial Officer for Paragon Computer Professionals, an IT service provider. Prior to 2001, Mr. Olanoff held positions of Chief Financial Officer with RecruitSource, Inc., an internet recruiting software company; Beechwood Data Systems, Inc., a provider of software solutions and services to the telecommunications industry; and Intelligroup, Inc., a computer consulting and system integration services provider. Mr. Olanoff earned a B.A. in Economics from Rutgers University in 1978.

     Scott J. Yetter has served as President of Voxware, Inc. since October 31, 2006 and as Chief Executive Officer since September 2007. Mr. Yetter joined Voxware in August 2006 as Vice President of Marketing and Sales-North America. He brings over 20 years experience in sales, marketing, operations and executive management to his position, having spent 10 of those years at American Software/Logility, an early provider of ERP and supply chain solutions. From 2003 to 2005, Mr. Yetter was President of Media DVX, a distributor of digital content. Previously, from 2001 to 2003 Mr. Yetter was a principal at Katalyst Venture Partners, a venture/consulting firm, where he provided management assistance for portfolio companies of Katalyst and other local venture firms. From 1985 to May 2001, he held various sales management positions at Impresse Corporation, American Software, Inc., I2 Technologies, and JBA International. Mr. Yetter received a B.S. in Industrial Engineering from Georgia Institute of Technology.

     The Board of Directors recommends that Stockholders vote FOR each of the nominees for the Board of Directors.

Remaining Directors

     The following information about the principal occupation or employment, other affiliations, and business experience of each member of the Board of Directors not presently a nominee for election, but who will serve until the next annual meeting in which their respective class is due for election or until their successors are duly elected and qualified, has been furnished to us by each such director, respectively:

     Joseph A. Allegra has served as a director of Voxware since June 2003. Since 2001, Mr. Allegra has been a General Partner at Edison Venture Fund, an affiliate of Voxware. He serves as a director of six Edison privately held portfolio companies: Archive Systems, M5 Networks, JGI, Optinuity, Games Media Properties and Maptuit. Previously, from 1989 to 2000, Mr. Allegra was co-founder and CEO of Princeton Softech. From 1988 to 1989, he was Vice President of Research and Development (“R&D”) for Computer Associates (“CA”), following its acquisition of Applied Data Research (“ADR”). He was a product manager, led product support and headed R&D at CA and ADR during a 12-year period. Mr. Allegra co-founded the Software Association of New Jersey and was Chairman of the New Jersey Technology Council. He was also a management consultant for several technology companies. Mr. Allegra received a B.A. in Economics and Computer Science from Rutgers University and an M.B.A. in Information Systems from New York University Stern School of Business.

     James L. Alexandre has served as a director of Voxware since August 2005. Since 2003, Mr. Alexandre has acted as a private investor managing a diversified portfolio of public and private investments. From 2001 to 2002, Mr. Alexandre was President of Credit Suisse First Boston Securities - Japan, Limited, part of a global investment banking and financial services firm. From 2000 to 2001, Mr. Alexandre served as Managing Director and Co-Chief Integration Officer of Credit Suisse First Boston. From 1983 to 2000, Mr. Alexandre held various positions in Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), an international investment bank, including President and CEO of DLJ International, prior to DLJ’s acquisition by Credit Suisse First Boston in 2000. Mr. Alexandre received his B.A. in History and Latin from the University of North Carolina and his M.B.A. from Harvard Business School. Currently, Mr. Alexandre sits on the Boards of Directors of EmeraldBio Agriculture Corporation, GEO2 Technologies, Inc, HCR Software Solutions, Inc., ZT3 Technologies, Inc. and WiredLogic, Incorporated.

     Donald R. Caldwell has served as a director of Voxware since December 2004. Since April 1999, Mr. Caldwell has been Chairman and Chief Executive Officer of Cross Atlantic Capital Partners Inc, an affiliate of Voxware. From February 1996 to March 1999, Mr. Caldwell was President and Chief Operating Officer of Safeguard Scientifics, Inc. Mr. Caldwell currently serves on the Boards of Directors of many companies, including Diamond Management & Technology Consultants, Inc., Quaker Chemical Corporation, Management Dynamics, Inc. and Rubicon Technology, Inc. Mr. Caldwell is also the Chairman of the Pennsylvania Academy of the Fine Arts. Mr. Caldwell received a B.S. from Babson College and an MBA from the Graduate School of Business at Harvard University. Mr. Caldwell is a Certified Public Accountant in the State of New York.

     Don Cohen has served as a director of Voxware since September 2007. Since February 2007, Mr. Cohen has served as Chief Technology Officer for Archive Systems, Inc., a privately-held, web-based image access and document capture service. From October 2005 through January 2007, Mr. Cohen served as Business Unit Executive for Rocket Software, Inc., a privately-held enterprise infrastructure developer. From April 2003 through October 2005, Mr. Cohen served as Vice President, Software Engineering for the Company. Prior to that, Mr. Cohen held various positions with Princeton Softech, Inc., a Company dedicated to the development of data application management. Mr. Cohen received his B.S. from SUNY Albany and his M.S. from Rutgers University.

     Michael Janis has served as a director of Voxware since June 2003. Since June 2006, Mr. Janis has served as CEO of Human Capital Resources, LLC, a software company providing Human Resource Solutions. Prior to June 2006, Mr. Janis had been President and CEO of The Janis Group, Inc. (“JGI”) (f/k/a Software Plus, Inc.), a Software and Professional Services firm specializing in Supply Chain and Human Resources/Payroll Systems, since 1982. Prior to founding JGI in 1982, he completed a 15 year career at IBM, where he held a number of management positions including Branch Manager, Regional Manager and Administration Assistant to IBM’s CEO, John Opel. Mr. Janis currently serves on the Board of Directors of JGI. Mr. Janis earned a B.S. in Political Science from Princeton University in 1966.

     None of our directors is related to any other director or to any of our executive officers.

Resignations and Appointments of Directors

     On October 21, 2006, Thomas J. Drury, our President and Chief Executive Officer and Director, tendered his resignation. Mr. Drury’s resignation was not the result of any disagreement between Voxware and Mr. Drury on any matter relating to Voxware’s operations, policies or practices. Mr. Yetter, our current President, Chief Executive Officer and Director, was appointed President of Voxware, effective on October 31, 2006, was appointed to the Board of Directors on November 22, 2006 and was appointed Chief Executive Officer on September 14, 2007.

     On January 19, 2007, David B. Levi resigned his position as a Class II Director and member of the Compensation Committee and Audit Committee. At the time of his resignation, there was no disagreement between Voxware and Mr. Levi on any matter relating to Voxware’s operations, policies or practices.

     On January 25, 2007, pursuant to the Company’s bylaws, the Board of Directors appointed Michael Janis to the Audit Committee. On August 8, 2007, Mr. Janis expressed his intention to resign from the Board of Directors and the Audit Committee, effective on the date of the Meeting or such earlier time as his replacement is elected and qualified. There is no disagreement between Voxware and Mr. Janis on any matter relating to Voxware’s operations, policies or practices. On October 11, 2007, pursuant to the Company’s bylaws, the Board of Directors appointed Mr. David J. Simbari as a Class II Director to fill the vacancy left by the resignation of Mr. Janis, effective immediately following the 2007 Annual Meeting. Mr. Simbari will also become a member of the Audit Committee of the Board of Directors. Since September 2006, Mr. Simbari has served as President and Chief Executive Officer of SupplyPro, a premier provider of automated point-of-use dispensing technologies. From March 1998 to February 2005, Mr. Simbari served as Chairman of the Board of Directors and Chief Executive Officer of OPTUM Inc., a privately-held provider of supply chain and warehouse management software (acquired by Click Commerce Inc. in 2005). Prior to OPTUM, Mr. Simbari spent five years with Industri-Maternatik, a Swedish provider of complex order management systems for consumer package goods companies, first as president of North American operations and later as senior vice president for worldwide sales and marketing. Mr. Simbari earned his B.B.A. from Siena College in 1976.

     On September 13, 2007, pursuant to the Company’s bylaws, the Board of Directors appointed Mr. Don Cohen as a Class II Director to fill the vacancy left by Mr. Levi’s resignation.

Corporate Governance Guidelines

     Our Board of Directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of Voxware and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include that:

  the principal responsibility of the directors is to oversee the management of Voxware;

  directors have full and free access to management and, as necessary and appropriate, independent advisors;

  new directors participate in an orientation program, and all directors are expected to participate in continuing director education on an ongoing basis; and

  at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Independence

     Under NASDAQ rules, a Director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has determined that Mr. Yetter, as an employee of the Company, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has further determined that none of Messrs. Alexandre, Allegra, Caldwell, Janis or Olanoff has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, and that each of these Directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. The Board of Directors has also determined that Mr. Cohen is not an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules due to his prior service as an employee of Voxware.

Committees and Meetings of the Board

     During Fiscal 2007, the Board of Directors met twelve times in person or by teleconference, and the various committees of the Board of Directors met seven times in person or by teleconference. During this period, each member of the Board of Directors attended more than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served (during the periods such director served).

     Directors are encouraged, but are not required, to attend the Annual Meeting of Stockholders. Each of Messrs. Alexandre, Allegra, Caldwell, Janis and Olanoff attended the Company’s 2006 Annual Meeting of Stockholders, either in person or by teleconference.

     The Board of Directors has three standing committees – the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee – each committee operates under a charter that has been approved by the Board of Directors. A copy of the charter of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each adopted by the Board of Directors, may be found on our website (www.voxware.com). The Board of Directors has determined that currently the members of each of the three standing committees are independent as defined under the rules of the NASDAQ Stock Market. The Board of Directors also has determined that all three current members of the Audit Committee are independent as defined by Rule 10A-3 under the Securities Exchange Act of 1934, with Mr. Olanoff, given his educational and professional experience as disclosed in the biographical information hereto, meeting the definition of an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Board of Directors plans to reconstitute the various committees of the Board of Directors after the Meeting.

     Audit Committee. The primary responsibilities of the Audit Committee, as more fully set forth in our current Audit Committee Charter adopted on August 27, 2004, as amended on November 23, 2005 include:

  appointing, evaluating and retaining the engagement of our independent registered public accounting firm;

  reviewing the results of their audit findings;

  reviewing our periodic reports filed with the Securities and Exchange Commission; and

  monitoring on a periodic basis our internal controls.

     During Fiscal 2007, the Audit Committee was comprised of Messrs. Alexandre, Levi and Olanoff. In January 2007, Mr. Levi resigned from the Board of Directors and the Audit Committee and Mr. Janis was appointed in his place. The Audit Committee currently is comprised of Messrs. Alexandre, Janis and Olanoff. On August 8, 2007, Mr. Janis expressed his intention to resign from the Board of Directors and the Audit Committee effective on the date of the Meeting. Each of Messrs. Alexandre, Janis and Olanoff meet the definition of independent as defined under the rules of the NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee held four meetings in Fiscal 2007. Mr. David J. Simbari will join the Audit Committee upon his appointment to the Board of Directors, effective immediately following the 2007 Annual Meeting.

     Compensation Committee. The primary responsibilities of the Compensation Committee, as more fully set forth in our current Compensation Committee Charter adopted on August 27, 2004, as amended on November 23, 2005 include:

  reviewing and approving, or recommending for approval by the Board of Directors, the salaries and incentive compensation of our executive officers;

  administering our stock option plans; and

  reviewing and making recommendations to our Board of Directors regarding these matters.

     The Compensation Committee is authorized to delegate its authority with respect to executive officer compensation to a subcommittee when appropriate. It is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. In Fiscal 2007 the Compensation Committee engaged the compensation consulting firm of Radford Surveys & Consulting (“Radford”), a division of Aon Consulting, Inc., to provide competitive compensation data and general advice on the Company’s compensation programs and policies for executive officers. In determining or recommending the amount or form of executive officer compensation each year, the Compensation Committee generally takes into consideration the recommendations of compensation consultants engaged by the Company and/or the Compensation Committee, compensation surveys prepared by Radford, and also takes into consideration information and recommendations received from the Company’s Chief Executive Officer. The Compensation Committee customarily considers the comparative relationship of the recommended compensation to the compensation paid by other similarly situated companies, individual performance, tenure, internal comparability and the achievement of certain other operational and qualitative goals identified in the Company’s strategic plan.

     During part of Fiscal 2007, the Compensation Committee was comprised of Messrs. Allegra, Caldwell and Levi. In January 2007, Mr. Levi resigned from the Board of Directors and the Compensation Committee. Each member of the Compensation Committee are deemed independent under the rules of the NASDAQ Stock Market. The Compensation Committee held two meetings in Fiscal 2007. The Board of Directors intends to replace Mr. Levi on the Compensation Committee within the next few months.

     Nominating and Corporate Governance Committee. The primary responsibilities of the Nominating and Corporate Governance Committee, as more fully set forth in our current Nominating and Corporate Governance Committee Charter adopted on August 27, 2004, as amended November 23, 2005 include:

  evaluating and recommending to the Board of Directors the persons to be nominated for election as directors at any meeting of stockholders;

  developing and recommending to the Board of Directors a set of corporate governance principles applicable to Voxware; and

  overseeing the evaluation of the Board of Directors.

     The Nominating and Corporate Governance Committee is currently comprised of Messrs. Alexandre, Allegra and Caldwell. The Nominating and Corporate Governance Committee held one meeting in Fiscal 2007. On September 13, 2007, the Nominating and Corporate Governance Committee met and recommended Robert Olanoff and Scott J. Yetter to the Board of Directors for re-election at the 2007 annual meeting.

Director Candidates

     The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

     In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria contained in the Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest, and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

     Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least one year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Corporate Secretary, Voxware, Inc., 168 Franklin Corner Road, Lawrenceville, New Jersey 08648. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with Our Directors

     Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of our outside counsel, is primarily responsible for monitoring communications from stockholders, and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

     Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o Corporate Secretary, Voxware, Inc., 168 Franklin Corner Road, Lawrenceville, New Jersey 08648.

Code of Business Conduct and Ethics

     We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on our website (www.voxware.com) and any amendments thereto or waivers thereof will be promptly posted on our website.

Review and Approval of Related Person Transactions.

     Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

     Any proposed related person transaction must be reported to the Company’s President and CEO and/or the Board of Directors. The policy calls for the transaction to be reviewed and approved by the President and CEO. The transaction should be approved in advance whenever practicable. If not practicable, the President and CEO and/or the Board of Directors will review, and may, if deemed appropriate, ratify the related person transaction.

     A related person transaction will be considered approved or ratified if it is authorized by the President and CEO and/or the Board of Directors of the Company after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the President and CEO and/or the Board of Directors will consider any information considered material to investors and the following factors:

  the related person’s interest in the transaction;

  the approximate dollar value of the transaction;

  whether the transaction was undertaken in the ordinary course of our business;

  whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

  the purpose and potential benefit to us of the transaction.

Report of the Audit Committee

The Audit Committee has furnished the following report:

To the Board of Directors of Voxware, Inc.:

     The Audit Committee of the Company’s Board of Directors is currently composed of three members and acts under a written charter adopted on August 27, 2004, as amended November 23, 2005. The current members of the Audit Committee possess the financial sophistication required by our charter and applicable rules. The Audit Committee held four meetings during Fiscal 2007.

     Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management and the independent registered public accounting firm, the following:

  the plan for, and the independent registered public accounting firm’s report on, each audit of the Company’s financial statements;

  the independent registered public accounting firm’s review of the Company’s unaudited interim financial statements;

  the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

  management’s selection, application and disclosure of critical accounting policies;

  changes in the Company’s accounting practices, principles, controls or methodologies;

  significant developments or changes in accounting rules applicable to the Company; and

  the adequacy of the Company’s internal controls and accounting and financial personnel.

     The Audit Committee reviewed and discussed with the Company’s management the Company’s audited financial statements for the year ended June 30, 2007. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards Nos. 89, 90 and 114 (Communication with Audit Committees) with the Company’s independent registered public accounting firm.

These standards require the Company’s independent registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

  methods used to account for significant unusual transactions;

  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  the process used by management in formulating particularly sensitive accounting estimates, and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

  disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

     The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such auditors’ independence.

     Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB.

By the Audit Committee of the Board of Directors of
Voxware, Inc., as constituted on October 16, 2007

Robert Olanoff
James L. Alexandre
Michael Janis

Compensation of Directors

     Our Board of Directors has determined that no member of the Board of Directors shall receive cash compensation for services as a member of the Board of Directors, but the Board of Directors, in its discretion, may grant stock options to the non-employee members of the Board of Directors pursuant to the Voxware, Inc. 2003 Stock Incentive Plan (the 2003 Stock Incentive Plan”). Options granted under the 2003 Stock Incentive Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of ten years from the date of grant and typically vest 25% of the total option one year from the date of grant and 6.25% each quarter thereafter until fully vested.

     Our 1998 Stock Option Plan for Non-Employee Directors (the “Director Plan”), which was approved by our stockholders, provides for the automatic grant of options to purchase 200 shares of Common Stock to a non-employee Board member upon the member’s initial election or appointment to the Board and an annual option to purchase 66 shares of Common Stock on the date of the individual’s re-election to the Board, provided he or she attended at least seventy-five percent (75%) of the meetings of the Board held during the preceding year. All options granted under the Plan will have an exercise price equal to the fair market value on the date of grant. Options granted under the Plan vest in 12 equal quarterly installments beginning at the end of the first three-month period following the date of grant. The Director Plan was suspended in November 2004, and following such suspension, non-employee Board members may receive discretionary awards under our 2003 Stock Incentive Plan. Options granted under the 2003 Stock Incentive Plan have an exercise price equal to the fair market value of the common stock on the date of grant, a maximum term of ten years from the date of grant, and typically vest 1/36th of the total option at the end of each successive three month period until fully vested.

     On December 28, 2006 and October 16, 2006, Mr. Caldwell and Mr. Olanoff, respectively, received an option to purchase 6,667 shares of Common Stock with an exercise price per share of $3.27 and $4.39, respectively, the fair market value of our common stock on each option grant date, pursuant to the 2003 Stock Incentive Plan. Mr. Olanoff’s option grant vests in accordance with the schedule listed above. Certain stock options granted to Mr. Caldwell had an exercise price per share that was less than the trading price of the Company’s stock on the grant date. To avoid negative tax consequences under Section 409A of the Internal Revenue Code, the Company and Mr. Caldwell agreed in December 2006 to cancel such option and replace it with an option with an exercise price per share equal to the lower of (a) the trading value per share of our common stock on the date the cancelled option was granted and (b) the trading value per share of our common stock on the date on which the option was replaced. Such option vests as to 5,833 shares immediately on the new grant date and 6.25% of the total option quarterly thereafter.

     On February 10, 2005, Mr. Caldwell was granted an option (the “2005 Option”) to purchase 6,667 shares of Common Stock under the 2003 plan at an exercise price per share equal to $3.00 which was subsequently determined to be lower than the trading value of the Company’s common stock on the option grant date. In order to avoid negative tax consequences under Section 409A of the Internal Revenue Code, the Company and Mr. Caldwell agreed in December 2006 to cancel the 2005 Option and replaced it with an option grant for 6,667 shares with an exercise price per share equal to $3.27, the lower of (i) the trading value of the Common Stock on the cancelled option grant date and (ii) the trading value of the Common Stock on December 28, 2006. To compensate Mr. Caldwell for the increase in the exercise price, the Company will pay him a bonus in the amount of $1,800.09 (the total increase to the exercise price in effect for his amended options) in January 2008.

     The following table shows amounts earned by each Director in the fiscal year ended June 30, 2007.

	Stock Awards	Option Awards
Name	($)(1)	($) (2)	Total ($)
(a)	(b)	(c)	(d)
James L. Alexandre	-	$9,437	$9,437
Joseph A. Allegra	-	$13,379	$13,379
Donald R. Caldwell	-	$19,977 (3)	$19,977
Don Cohen	-	-	-
Michael Janis	-	$13,379	$13,379
Robert Olanoff	-	$3,924	$3,924
____________________

(1)     The amounts in column (b) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R) with respect to stock awards granted to each non-employee director, and thus include amounts from awards granted in and prior to the 2007 fiscal year. Assumptions used in the calculation of this amount are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended June 30, 2007 included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on September 25, 2007.

(2)     The amounts in column (c) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R) with respect to stock options granted to each non-employee director and thus include amounts from awards granted in and prior to the 2007 year. Assumptions used in the calculation of this amount are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended June 30, 2007 included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on September 25, 2007. The following table shows (a) for each option grant for which compensation cost was recognized in our financial statements for the 2007 fiscal year, the grant date, the exercise price, and the grant date fair value of that option (as calculated in accordance with FAS 123(R) and (b) for each non-employee director, the aggregate number of shares subject to all outstanding options held by that non-employee director as of June 30, 2007:

				Number of Shares
				Subject to All
				Outstanding Options
			FAS 123(R) Grant Date	Held as of June 30,
Name	Grant Date	Exercise Price ($)	Fair Value ($)	2007 (#)
James L. Alexandre	-	-	-	6,667
Joseph A. Allegra	-	-	-	10,000
Donald R. Caldwell	12/28/06	$3.27	$47,262	10,000
Don Cohen	-	-	-	-
Michael Janis	-	-	-	10,000
Robert Olanoff	10/16/06	$4.39	$23,927	6,667
____________________

(3)     On February 10, 2005, Mr. Caldwell was granted an option to purchase 6,667 shares of Common Stock at an exercise price per share equal to $3.00 which was subsequently determined to be lower than the trading value of the Company’s common stock on the option grant date. In order to avoid negative tax consequences under Section 409A of the Internal Revenue Code, the Company and Mr. Caldwell agreed in December 2006 to cancel his option grant and replaced it with an option grant for 6,667 shares with an exercise price per share equal to $3.27, the lower of (i) the trading value of the Common Stock on the cancelled option grant date and (ii) the trading value of the Common Stock on December 28, 2006. To compensate Mr. Caldwell for such increase, the Company will pay him a bonus in the amount of $1,800.09 (the total increase to the exercise price in effect for his amended options) in January 2008. For financial statement purposes, the Company must recognize additional compensation expense equal to the incremental fair value resulting from the exchange of the lower priced option for a higher priced option. and exchange. Both the increase in the exercise price and the offsetting cash bonus are taken into account in the determination of the net incremental fair value. The incremental compensation cost recognized for financial statement reporting purposes for the 2007 fiscal year with respect to the cancellation and replacement of Mr. Caldwell’s option was $900.05, which amount is included in the FAS 123(R) compensation cost of Mr. Caldwell’s options for the 2007 fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us, and upon written representations of our Reporting Persons received by us, the following report required by Section 16(a) of the Exchange Act to be filed by our Reporting Persons was not timely filed: Krishna Venkatasamy was late reporting one transaction on Form 3.

EXECUTIVE OFFICERS

     The current executive officers of the Company, and their respective ages and positions with the Company, are as follows:

		Capacities In	In Current
Name	Age	Which Served	Position Since
Scott J. Yetter (1)	46	President and Chief Executive Officer	2006
Stephen J. Gerrard(2)	56	Vice President and General Manager,	2003
		International Operations, and Secretary
Charles K. Rafferty (3)	45	Vice President and General Manager,	2005
		North American Operations
Krishna Venkatasamy (4)	34	Vice President, Voxware Application	2006
		Development
David Vetter (5)	63	Chief Technology Officer	1999
Kenneth W. Riley (6)	44	Controller, Interim Chief Financial Office and Treasurer	2007

____________________

(1)     Scott J. Yetter has served as President of Voxware, Inc. since November 2006 and as Chief Executive Officer since September 2007. Mr. Yetter joined Voxware in August 2006 as Vice President of Marketing and Sales-North America. He brings over 20 years experience in sales, marketing, operations and executive management to his position, having spent 10 of those years at American Software/Logility, an early provider of ERP and supply chain solutions. From 2003 to 2005, Mr. Yetter was President of Media DVX, a distributor of digital content. Previously, from 2001 to 2003 Mr. Yetter was a principal at Katalyst Venture Partners, a venture/consulting firm, where he provided management assistance for portfolio companies of Katalyst and other local venture firms. From 1985 to May 2001, he held various sales management positions at Impresse Corporation, I2 Technologies, and JBA International. Mr. Yetter received a B.S. in Industrial Engineering from Georgia Institute of Technology.

(2)     Stephen J. Gerrard, Vice President and General Manager of International Operations, and Secretary, is responsible for international sales, marketing and delivery services. From March 2003 to April 2005, he was responsible for Voxware’s corporate marketing. Mr. Gerrard has been in the software industry for more than 25 years, serving primarily as a sales and marketing executive. He was Vice President of Marketing at Applied Data Research from 1982 to 1988. He was also responsible for marketing and strategic planning at Princeton Softech, and held senior management positions at Connextive, VirtualEdge, and Envoy Technologies. Mr. Gerrard holds a B.A. from Ambassador University in St. Albans, England.

(3)     Charles K. Rafferty, Vice President and General Manager of North American Operations, is responsible for sales, marketing, delivery services and customer support. From August 2005 to November 2006, Mr. Rafferty was responsible for software development and management of global partnerships. Prior to joining Voxware, Mr. Rafferty served as the senior sales and marketing executive at Optum, Inc., and Prescient Systems. In addition, Mr. Rafferty held various sales, marketing and management positions at Logility, Dun & Bradstreet Software, and Automatic Data Processing, Inc. Mr. Rafferty holds a B.S. in Business Management & Information Systems from Widener University.

(4)     Krishna Venkatasamy has served as Vice President, Voxware Application Development, since November 2006. Mr. Venkatasamy joined the Company in December 2003 as Director of Product Development. He has spent over 13 years engineering software solutions for supply chain planning and execution. From 2002 to June 2003, Mr. Venkatasamy was Director of Product Development at Industri-Matematik International Inc., a supply chain management software vendor. Prior to that, from 1996 to 2002 Mr. Venkatasamy served in various senior engineering positions in the product development and management organization at i2 Technologies Inc, one of the leading supply chain management software providers. While at i2 Technologies, Mr. Venkatasamy helped establish the offshore product development center in India. Prior to that, Mr. Venkatasamy served in software engineering positions at a number of software development companies. Mr. Venkatasamy holds a BS in Engineering in Computer Science from CIT, India.

(5)     David Vetter has served as Chief Technology Officer since February 1999. Mr. Vetter joined Voxware when Voxware acquired the assets of Verbex Voice Systems, Inc. in 1999. He had been employed with Verbex Voice Systems since 1987. Mr. Vetter has over twenty-five years management and consulting experience in the commercial development of speech recognition products at Milton-Bradley, Digital Equipment Corporation, General Instrument and other organizations. Mr. Vetter holds a B.S. in Humanities and Mathematics from MIT, and a M.A. in Physics from the University of Massachusetts.

(6)     Kenneth Riley has served as Controller since December 2004 and as Interim Chief Financial Officer and Treasurer since October 2007. From October 2003 through November 2004, he was Controller of Cornerstone Management Solutions, a provider of software solutions for processing real estate transactions. Prior to that, from 1999 to 2003, Mr. Riley served as Controller, and later, as Chief Financial Officer of Base Ten Systems, Inc., which provided manufacturing execution software to the pharmaceutical and life sciences marketplace. Mr. Riley previously held managerial positions with responsibility for accounting, finance and administrative operations at Atlantic Business Products, Inc. and Decision Technology, Inc. He also served on the audit staff of Ernst & Young and is licensed as a Certified Public Accountant. Mr. Riley holds a B.S. in Accounting from the University of Delaware.

None of our executive officers is related to any other executive officer or to any director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     This Compensation Discussion and Analysis summarizes the principles underlying the Company’s compensation policies and decisions and the principal elements of compensation paid to its executive officers during the 2007 fiscal year. The Company’s Chief Executive Officer (the “CEO”), Chief Financial Officer and the other executive officers included in the Summary Compensation Table below will be referred to as the “named executive officers” for purposes of this discussion. In general, the compensation paid to the Company’s named executive officers is similar to that paid to all our other executive officers.

Compensation Objectives and Philosophy

     The Compensation Committee (the “Committee”) of the Board of Directors is responsible for reviewing and approving the compensation payable to the Company’s executive officers and other key employees. The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance.

     The Committee seeks to accomplish the following objectives with respect to the Company’s executive compensation programs:

  Recruit, motivate and retain executives capable of meeting the Company’s strategic objectives;

  Provide incentives to encourage superior executive performance and successful financial results for the Company; and

  Align the interests of executives with the long-term interests of shareholders.

     The Committee seeks to achieve these objectives by:

  Establishing a compensation structure that is both market competitive and internally fair;

  Linking a substantial portion of compensation to the Company’s achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

  Providing risk for underachievement and upward leverage for overachievement of goals; and

  Providing long-term equity-based incentives and encouraging direct share ownership by executives.

Setting Executive Compensation

     In fiscal 2007, the Committee engaged Radford Surveys & Consulting (“Radford”), a nationally recognized compensation consulting firm, to provide competitive compensation data and general advice on the Company’s compensation programs and policies for executive officers. During fiscal 2007, Radford performed a market analysis of the compensation paid by comparable high technology companies and provided the Committee with recommended compensation ranges for each executive position based on the competitive data. In addition, the CEO provided the Committee with a detailed review of the performance of each executive officer other than himself, and made recommendations to the Committee with respect to the compensation packages for those officers for the 2007 fiscal year.

     When compared to comparable positions at the competitive peer group companies, it is the Committee’s objective to target the base cash compensation level of executive officers at or below the 50th percentile, whereas the target for total annual compensation is at a level between the 75th and 100th percentiles. However, in determining the compensation of each executive officer, the Committee also considers a number of other factors, including recent Company and individual performance, the CEO’s recommendations and cost of living in the Northeast area. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to the Company’s financial performance.

     The source of information used by Radford for competitive comparisons in fiscal 2007 is the 2007 Radford Executive Survey, specifically targeting high technology companies nationwide with under $50M of revenues (the "Peer Group"). A secondary group of six public supply chain software companies with average revenue of $21M a year were also examined by the Committee to provide an additional perspective with respect to executive compensation levels at companies with which we compete for talent. Data from the secondary group was used specifically to supplement information obtained from the Peer Group regarding CEO salaries.

Components of Compensation

     It is the Compensation Committee’s objective to have a portion of each executive officer’s compensation contingent upon our performance, as well as upon each executive officer’s own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (2) cash bonuses which reflect the achievement of performance objectives and goals, and (3) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our stockholders.

Base Salary

     The Committee’s objective is to set annual base salary for each executive officer at or below the median 50th percentile when compared to the Peer Group. When compared to the data drawn from the Peer Group Radford survey, the base salary provided to our executive officers for the 2007 fiscal year was below the 25th percentile for most of our executive officers.

     For the 2007 fiscal year, certain named executive officers’ base salaries were increased by approximately 10-15% to bring them in line with the base salaries of other named executive officers. Even after such increase, the base salaries for those officers was generally at the 25th percentile when compared to the Peer Group. The table below shows fiscal 2006 and 2007 base salary rates for each named executive officer:

Name	Title	2006 Salary	2007 Salary	% Increase
Thomas J. Drury (1)	President and CEO	$215,000	$215,000	0%
Scott J. Yetter (2)	President and CEO	N/A	$240,000	N/A
Paul Commons (3)	VP and Chief Financial Officer	$170,000	$170,000	0%
Charles K. Rafferty	VP and GM North American	$150,000	$165,000	10%
	Operations
Stephen Gerrard	VP and GM Int’l Operations, and Secretary	$160,000	$160,000	0%
Krishna Venkatasamy	VP Application Development	$130,000	$150,000	15%
Kenneth W. Riley	Controller, Interim Chief Financial	$117,000	$122,000	4%
	Officer and Treasurer
____________________

(1)     Mr. Drury was President and CEO until his resignation, effective October 31, 2006, at which time Mr. Yetter became President.

(2)     Mr. Yetter was appointed President of the Company on October 31, 2007 and appointed Chief Executive Officer on September 14, 2007 in connection with his Employment Agreement.

(3)     Mr. Commons resigned, effective September 30, 2007.

Annual Bonuses

     In General – The Company’s executive officers have the opportunity to earn annual cash incentive awards under the Company’s Short-Term Incentive Plan (the “STIP”). STIP cash awards are designed to reward executive performance while reinforcing the Company’s short-term strategic operating goals such as revenue and profitability against plan. Each year, the Committee establishes a target award for each named executive officer based on either a percentage of base salary or a specific dollar amount. Annual bonus targets, as a percentage of salary, increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance. The bonus increase becomes greater for executives with revenue responsibility.

The increased bonus helps manage the financial exposure of the Company by limiting its bonus payment if certain revenue and margin targets are not met. Conversely, if the revenue and margin targets are exceeded, the overall compensation of the revenue producing executives will exceed their peers. The current bonus plan for these revenue producing executives is in the 75th percentile. For non-revenue producing executives, it is the Committee’s intention to target annual bonuses at the median of similar opportunities offered by the Peer Group companies, and for Fiscal 2007 target annual incentive awards for most executive officers were at or below the median level when compared to the Peer Group. Commissioned executive officers have incentive opportunities exceeding the 75th percentile.

     Fiscal 2007 Performance Measures and Payouts – Target awards for Fiscal 2007 ranged from 15% to 50% of base salary for the executive officers, and were payable based on the Committee’s review of both Company and individual performance. Company performance based measures included annual revenue and earnings before interest, taxes, depreciation and amortization. Fiscal 2007 was a year of transition from the older business model of selling a highly customized solution direct to end users to selling a more “shrink wrapped” solution, often with the assistance of channel partners. This transition completed a significant phase in the third quarter of this year with the first profitable quarter in the company’s 14 year history.

     In July 2007, the Committee, on the basis of its assessment of the Company financial results for the 2007 fiscal year, achieving Company profitability ahead of plan and the individual performance of each named executive officer for that year, awarded annual bonuses to four executive officers. The table below details fiscal 2007 annual bonus targets and actual payouts for each of the named executive officers.

			2007		2007
			Target		Actual
		2007 Target	Bonus (%	2007 Actual	Bonus (%
Name	Title	Bonus ($)	Salary)	Bonus ($)	Salary)
Thomas J. Drury (1)	President and CEO	$107,500	50%	N/A	N/A
Scott J. Yetter (2)	President and CEO	$60,000	50%	$100,000	50% (3)
Paul Commons	VP and CFO	$51,000	30%	$90,000	53%
Charles K. Rafferty	VP and GM North	N/A	N/A	N/A	N/A
	American Operations
Stephen J. Gerrard	VP and GM Intl	N/A	N/A	NA	N/A
	Operations, and Secretary
Krishna Venkatasamy	VP Application	$30,000	20%	$20,000	13.5%
	Development
Kenneth W. Riley	Controller, Interim	N/A	N/A	$2,500	2%
	CFO and Treasurer
____________________

(1)     Mr. Drury was President and CEO until his resignation, effective October 31, 2006, at which time Mr. Yetter became President.

(2)     Mr. Yetter was appointed President of the Company on October 31, 2006 and appointed Chief Executive Officer on September 14, 2007 in connection with his Employment Agreement.

(3)     Pro-rated based on start date of October 31, 2006.

     Change for Fiscal Year 2008 – Beginning with fiscal year 2008 it is the Committee’s intention to base a greater percentage of the annual award payout on corporate, as opposed to individual, performance for higher level executives, with 100% of the CEO’s annual bonus tied to the attainment of corporate performance objectives. The established goals and objectives will generally have threshold, target and maximum levels of performance, with corresponding increasing payouts for each level of achievement. Corporate performance targets include such measures as annual revenue and earnings before interest, taxes, depreciation and amortization.

     For the 2008 fiscal year awards, the potential payout may range from 0–150% of target. However, based on the CEO’s recommendation, the Committee will have the discretion to increase the award for any executive officer, other than the CEO, by up to 50% of the target amount for that executive for exceptional performance. The Committee also has discretion to reduce the dollar amount of the awards otherwise payable to the executive officers. The dollar amount of the 2008 annual bonus target for each executive officer remained at the same level in effect for that individual for the 2007 fiscal year, as detailed in the table above. The dollar amount of the Fiscal 2008 annual bonus target for each executive officer remained at the same level in effect for that individual for the Fiscal 2007.

Long-Term Incentive Equity Awards

     Accounting Considerations. In June 2006, the Committee decided to accelerate the vesting of all outstanding stock option granted to employees before the Company became subject to the new stock-based compensation accounting rules under Statement of Financial Accounting Standards No. 123 (revised 2004—”FAS 123(R)”). By accelerating the vesting of those outstanding options, the Company was able to avoid having to record an expense for those options on its financial statements and thereby avoid impacting its reported earnings in the future.

     Fiscal 2007 Grants. A significant portion of each senior executive’s compensation is provided in the form of long-term incentive equity (“LTI”) awards. It is the Committee’s belief that properly structured equity awards are an effective method of aligning the long-term interests of senior management with those of the Company’s shareholders. Currently, all employees are eligible to receive LTI awards, however an increasing emphasis will be placed on higher level executives.

     The Committee establishes long-term incentive grant guidelines for eligible executive officers each year based on competitive annual grant data provided by Radford. Such data is determined by Radford using the Black-Scholes valuation method (“BSV”). With that approach, a competitive company’s long-term incentive grant value is established as a dollar value and then stratified into quartiles. The Committee then considers individual awards with a focus on targeting total annual compensation (base salary, plus STIP plus BSV) between the 75th to 100th percentile of that paid by the Peer Group. Actual grants are determined from this guideline, however individual performance, competitive total compensation amounts, internal equity pay considerations, and the potential impact on shareholder dilution and FAS 123(R) compensation expense are also considered. For the 2007 fiscal year, individual awards for most executive officers were slightly above the median percentile when compared to the Peer Group.

     In connection with his employment with the Company, on September 1, 2006 Mr. Yetter received an option grant of 75,000 shares of the Company's common stock at $4.10 per share. This option vests as to 25% of the original option shares on the first anniversary of the grant date, and the remaining option shares will vest in a series of 12 quarterly installments over the three year period measured from the first anniversary of the option grant date, subject to accelerated vesting upon a change in control of the Company or termination of employment under certain circumstances.

     Fiscal Year 2008 Grants. The Company’s equity plan permits various types of equity awards, including grants of stock options, restricted stock and restricted stock units. Stock options have historically been the primary form of equity award issued by the Company. However, beginning with the equity awards in September 2007, the Company began to transition its equity award program away from stock options and more toward grants of restricted stock units. In September 2008, the Committee granted a mix of stock options and restricted stock units. Several factors have contributed to this transition. The adoption by the Company of SFAS 123(R) gave rise to a change in the accounting treatment for stock options, which made them less attractive from an accounting point of view. Also, the Committee believes that restricted stock units provide greater retention value than do stock options, due to the more certain value provided by such awards.

     The RSUs granted to executive officers in September 2007 were primarily in recognition of their contribution to the Company’s achievement of profitability in the second half of the year and the resulting significant increase in the value of the stock. Although the Committee had intended to grant options to the executives early in fiscal 2007, the Committee deemed it appropriate to delay the awards until it had completed of the Company’s performance for fiscal 2007 and the financial performance had been publicly disclosed. The size of the RSU grants took into account the delay in the grants.

     The CEO and each of the other named officers received the stock option and RSU awards summarized in the table below in September 2007. All of the RSU and option awards vest in 36 equal monthly installments over the three year period of service measured from the award date, subject to accelerated vesting upon a change in control of the Company or termination of employment under certain circumstances.

	Number of Option	Option Exercise
Name	Shares	Price	Number of RSU’s
Scott J. Yetter	144,800	$6.95	125,057
Stephen J. Gerrard	16,600	$6.95	20,843
Charles K. Rafferty	20,200	$6.95	20,843
Krishna Venkatasamy	16,500	$6.95	20,843

     Market Timing of Equity Awards. The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients, and accordingly, there is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. Historically, options were generally granted on the first day of the month following an approved grant, with certain exception of bonus grants which may be granted on any given future date. Beginning in 2008 the Committee will follow a grant practice of tying equity awards to its annual year-end review of individual performance and its assessment of Company performance. Accordingly, it is expected that any equity awards to the executive officers will be made on an annual basis during the fifth or sixth month of the succeeding fiscal year; i.e. November or December.

     CEO Employment Agreement – On September 14, 2007 the Company entered into an employment agreement with the CEO with an initial three-year term measured from the September 14, 2007 effective date. The principal terms of the employment agreement are summarized in the section of the proxy statement entitled “Employment Agreements, Termination of Employment and Change in Control Agreement.” Pursuant to this agreement, Scott J. Yetter will become entitled to a severance benefit of six months of salary continuation and healthcare coverage at the Company’s expense, plus a pro-rated bonus, should his employment terminate under certain defined circumstances. The Committee believes the severance provided under this agreement is within a reasonable range when compared to severance packages in place for similar level executives in comparable companies.

Executive Benefits and Perquisites

     It is not our practice to provide our executive officers with any meaningful perquisites. Executive officers are eligible to participate in the Voxware, Inc. 401(k) Plan, a tax-qualified 401(k) defined contribution plan open to all employees and officers upon the same terms and conditions. In addition, all administrative employees, including executive officers, are eligible to receive standard health, disability, life and travel insurance, and vacation and holiday benefits.

IRC Section 162(m) compliance

     As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies, such as the Company, are not allowed a federal income tax deduction for compensation paid to the CEO and the four other highest paid executive officers, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. The Company’s 2003 Stock Incentive Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. However, certain of the stock options previously granted by the Company have exercise prices below the trading values of the underlying shares on the grant dates of the options and some of those options may not qualify as performance-based compensation, and the compensation deemed paid when those options are exercised may be subject to the Section 162(m) limitation. Other awards made under that Plan may or may not so qualify. For example, the restricted stock units granted to the executive officers in September 2007 will not qualify as performance-based compensation because the vesting of those awards is tied solely to continued service. In establishing the cash and equity incentive compensation programs for the executive officers, it is the Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, including cash bonus programs tied to the Company’s financial performance, stock options and restricted stock unit awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

It is the Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. However, for the 2007 fiscal year, the total amount of compensation paid by the Company (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be deductible and not affected by the Section 162(m) limitation.

COMPENSATION COMMITTEE REPORT

     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) included in this proxy statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement.

By the Compensation Committee of the Board of
Directors of Voxware, Inc. as constituted on October 16, 2007

Joseph A. Allegra
Donald R. Caldwell

Summary Compensation Table

     The following table sets forth a summary for the fiscal year ended June 30, 2007 of the cash and non-cash compensation awarded, paid or accrued by us to our current chief executive officer, our former chief executive officer, our chief financial officer and our three other most highly compensated officers who served in such capacities in fiscal 2007 (collectively, the “named executive officers”). No other executive officers who would have otherwise been includable in such table on the basis of their compensation for the fiscal year ended June 30, 2007 have been excluded by reason of their termination of employment or change in executive status during that year.

						All
Name				Stock	Option	Other
and Principal		Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	($)	($) (1)	($)(2)	($)(1) (3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
Thomas J. Drury (4) (5)	2007	$182,061	-	N/A	-	-	$182,061
President and CEO
Scott J. Yetter (6)	2007	$142,827	$163,283	N/A	$35,265	-	$341,375
President and CEO
Paul Commons	2007	$170,000	$99,210	N/A	-	-	$269,210
VP and CFO
Charles Rafferty	2007	$153,750	$94,082	N/A	-	-	$247,832
VP and GM North American
Operations
Stephen Gerrard	2007	$160,000	$74,254	N/A	-	-	$234,254
VP and GM Intl Operations, and Secretary
Krishna Venkatasamy	2007	$140,000	$20,180	N/A	-	-	$160,180
VP Application Development
Kenneth W. Riley	2007	$122,775	$3,442	N/A	-	-	$126,217
Controller, Interim CFO and Treasurer
____________________

(1)     Certain stock options granted to Messrs. Commons, Gerrard, Riley and Venkatasamy had an exercise price per share that was less than the trading price of the Company’s stock on the grant date. To avoid negative tax consequences under Section 409A of the Internal Revenue Code the Company and Messrs. Commons, Gerrard, Riley and Venkatasamy agreed in December 2006 to cancel each such option and replace it with an option with an exercise price per share equal to the lower of (a) the trading value per share of our common stock on the date the cancelled option was granted and (b) the trading value per share of our common stock on the date on which the option was replaced, but in no event less than the exercise price of the cancelled option. To compensate Messrs. Commons, Gerrard, Riley and Venkatasamy for such increase, the Company will pay them a bonus in the amount of $9,209.70, $1,800.09, $1,800.09 and $180.09, respectively (the aggregate increase to the exercise prices in effect for each executive’s amended options) in January 2008, and this bonus amount is reflected in column (d) and in column (f), the incremental fair value of those amended options. The incremental compensation cost recognized for financial statement reporting purposes for the 2007 fiscal year with respect to the amendment of those options for Messrs. Commons, Gerrard, Riley and Venkatasamy was $4,604.85, $900.05, $900.05 and $90.05, respectively, which amount is included in the FAS 123(R) compensation cost of each executive’s options for the 2007 fiscal year. Please see footnote (2) to the Grant of Plan-Based Awards table for further information.

(2)     The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R) with respect to stock awards granted to each named executive officer and thus include amounts from awards granted in and prior to the 2007 fiscal year. Assumptions used in the calculation of this amount are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended June 30, 2007 included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on September 25, 2007.

(3)     The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R) with respect to stock options granted to each named executive officer and thus include amounts from awards granted in and prior to the 2007 fiscal year. Assumptions used in the calculation of this amount are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended June 30, 2007 included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on September 25, 2007.

(4)     The amounts shown represent commissions and healthcare benefits paid in fiscal year 2007. The amount for Mr. Drury reflects healthcare benefits and the proceeds from a cashless exercise of options.

(5)     Mr. Drury served as President and Chief Executive Officer until October 31, 2006, at which time Mr. Drury ceased to act as the Company’s President and Chief Executive Officer.

(6)     Mr. Yetter began his service as President beginning on October 31, 2006. Effective September 14, 2007, Mr. Yetter also became the Company’s Chief Executive Officer.

2007 Grants of Plan-Based Awards Table

     The following table sets forth information with respect to the named executive officers concerning grants of options during the fiscal year ended June 30, 2007.

		All Other
		Option Awards:
		Number of	Exercise
		Securities	or Base	Grant Date Fair
		Underlying	Price of Option	Value of Equity
	Grant	Options	Awards	Awards
Name	Date	(#) (1)	($/Sh)	($) (2)
(a)	(b)	(c)	(d)	(e)
Scott J. Yetter	9/1/06 (1)	75,000	$4.10	$251,243
Paul Commons	12/28/06 (3)	34,110	$3.27	$106,345 (2)
	12/28/06 (3)	13,333	$4.80	$41,135 (2)
Stephen J. Gerrard	12/28/06 (3)	6,667	$3.27	$20,786 (2)
	12/28/06 (3)	13,333	$4.80	$41,135 (2)
Krishna Venkatasamy	12/28/06 (3)	667	$3.27	$2,080 (2)
	12/28/06 (3)	6,000	$4.80	$18,511 (2)
Kenneth W. Riley	12/28/06 (3)	6,667	$3.27	$20,786 (2)
	12/28/06 (3)	666	$4.80	$2,055 (2)
____________________

(1)     The reported option will vest in accordance with the following schedule: 25% of the option shares will vest on the first anniversary of the option grant date and the remaining option shares will vest in a series of 12 quarterly installments over the three year period measured from the first anniversary of the option grant date, subject to accelerated vesting upon a change in control of the Company or termination of employment under certain circumstances.

(2)     The dollar value reported in column (e) with respect to options represents the grant date fair value of each option determined in accordance with the provisions of FAS 123(R). A discussion of valuation assumptions used in the FAS 123(R) calculation of grant date fair value is set forth in Note 7 to the Company’s audited financial statements for the fiscal year ended June 30, 2007, included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on September 25, 2007.

(3)     In order to avoid negative tax consequences under Section 409A of the Internal Revenue Code, Messrs. Commons, Gerrard, Riley and Venkatasamy each agreed on December 28, 2006 to cancel certain stock options with an exercise price per share that was less than the trading value of the Company’s common stock on the option grant date in exchange for a replacement option grant with an exercise price per share equal to the lower of (i) the trading value of the Company’s common stock on the option grant date and (ii) the trading value of the Company’s common stock on December 28, 2006; but in no event less than the exercise price of the cancelled option grant. Each officer became entitled to receive a cash bonus from the Company in January 2008 in an amount equal to the total increase to the exercise prices in effect for the new options. For financial statement purposes, the transaction is recorded as an exchange of each lower-priced option for the higher-priced amended option (and the new options are therefore reflected in the table above as new grants during fiscal year 2007), and the Company must recognize additional compensation expense equal to the incremental fair value resulting from the deemed exchange. Both the increased exercise price and the offsetting cash bonus are taken into account in the determination of the net incremental fair value. Accordingly, the grant date fair value is equal to such incremental fair value, as computed as of the amendment date in accordance with FAS 123(R).

Outstanding Equity Awards at Fiscal Year-End 2007 Table

     The following table provides a summary of equity awards outstanding at June 30, 2007 for each of our named executive officers.

Option Awards
	Number of
	Securities
	Underlying	Number of Securities
	Unexercised	Underlying Unexercised
	Options (#)	Options (#)	Option Exercise Price
Name	Exercisable	Unexercisable	($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Scott J. Yetter	0	75,000(1)	$4.10	09/01/16
Paul Commons	32,576	0	$2.25	06/21/14
	34,110	0	$3.27	06/21/14
	13,333	0	$4.80	07/15/15
Charles K. Rafferty	33,333	0	$4.80	08/01/15
	40,000	0	$5.69	06/01/16
Stephen J. Gerrard	15,000	0	$2.25	06/24/13
	6,667	0	$3.27	07/01/14
	13,333	0	$4.80	07/15/15
	15,000	0	$5.69	06/01/16
Krishna Venkatasamy	5,000	0	$2.25	12/22/13
	667	0	$3.27	07/01/14
	6,000	0	$4.80	07/15/15
	35,000	0	$5.69	06/01/16
Kenneth W. Riley	6,667	0	$3.27	07/01/14
	666	0	$4.80	07/15/15
____________________

(1)     The reported option will vest in accordance with the following schedule: 25% of the option shares will vest on the first anniversary of the option grant date and the remaining option shares will vest in a series of 12 quarterly installments over the three year period measured from the first anniversary of the option grant date, subject to accelerated vesting upon a change in control of the Company or termination of employment under certain circumstances.

2007 Option Exercises and Stock Vested Table

     The following table provides a summary of options exercised during fiscal 2007. No stock appreciation rights were held or exercised by the named executive officers, and no shares of the Company’s common stock subject to restricted stock unit awards held by the named executive officers vested during the fiscal year ended June 30, 2007.

	Option Awards
	Number of
	Shares	Value Realized
	Acquired	on Exercise
Name	on Exercise (#)	($)(1)
(a)	(b)	(c)
Thomas J. Drury	265,270	$57,916
Stephen J. Gerrard	5,000	$900
____________________

(1)     Value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.

2007 Pension Benefits

     The Company does not offer a pension plan.

2007 Non-Qualified Deferred Compensation

     The Company does not offer a non-qualified deferred compensation plan.

Employment Agreements

     On September 14, 2007, the Company and Scott J. Yetter entered into an Executive Employment Agreement pertaining to Mr. Yetter’s continued service as the Company’s President and Chief Executive Officer (the “Agreement”). The Agreement will continue, unless earlier terminated by the parties, until September 14, 2010 (the “Term”). The Term will be automatically extended for successive one-year periods unless either the Company or Mr. Yetter provides a written notice at least 90 days preceding the date of any such extension that such party does not intend to extend the Term. Mr. Yetter shall receive a base salary under the Agreement of at least $20,000 per month (“Base Salary”), which shall be subject to adjustment as determined by the Board in its sole discretion. Mr. Yetter will be eligible to receive an annual discretionary bonus determined by the Board based upon certain performance standards relating to the Company’s performance against its Business Plan in terms of revenue and profitability. Mr. Yetter’s bonus shall range from 0-50% of Mr. Yetter’s Base Salary, subject to achievement of performance goals. The Agreement provides that in the event the Company terminates Mr. Yetter at any time without “Cause” (as defined in the Agreement as: (i) a good faith finding by the Company of failure of Mr. Yetter to perform his assigned duties for the Company (not cured to the reasonable satisfaction of the Board of Directors of the Company within thirty (30) days of such finding), (ii) a material breach of the terms of the Agreement by Mr. Yetter, (iii) a material failure by Mr. Yetter to follow the Company’s policies and procedures; (iv) Mr. Yetter’s commission of dishonesty, gross negligence or misconduct, in connection with Mr. Yetter’s responsibilities in his position with the Company; or (v) the conviction of Mr. Yetter of, or the entry of a pleading of guilty or nolo contendere by Mr. Yetter to, any crime involving moral turpitude or any felony) or Mr. Yetter resigns for “Good Reason” (as defined in the Agreement as: (i) failure to maintain Mr. Yetter in a position commensurate with that of President and Chief Executive Officer; (ii) failure to pay, or a material reduction of, Mr. Yetter’s initial salary as stated in the Agreement; or (iii) relocation of the Company’s principal headquarters outside of a sixty (60) mile radius from Lawrenceville, New Jersey), Mr. Yetter will be entitled, for a period of six (6) months, to receive severance payments equal to his Base Salary in effect at that time, plus a prorated portion of his annual bonus. The severance amounts shall be paid in accordance with the Company’s payroll practices during the six (6) months. In addition, the Company shall (in accordance with the terms of the Company’s applicable medical plan) pay monthly COBRA medical insurance costs (as defined in the Agreement), if Mr. Yetter continues medical coverage under COBRA, for a period of six (6) months following such termination. The Agreement also contains customary provisions concerning confidentiality and non-competition.

     Upon a “Change of Control” of the Company (as defined in the Agreement as: (i) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a “Change of Control”: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or (ii) Such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Agreement by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or (iii) The consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation or other form of entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation or entity is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination) or (iv) Notwithstanding the foregoing, a Change of Control will not be deemed to have occurred in the case of a Management Buy Out. A “Management Buy Out” is any event which would otherwise be deemed a “Change of Control”, in which the Employee, directly or indirectly (as a beneficial owner) acquires equity securities, including any securities convertible into or exchangeable for equity securities, of the Company or the Acquiring Corporation in connection with any Change of Control, other than as compensation pursuant to a compensation plan approved by the Board) the option shares subject to Mr. Yetter’s September 4, 2007 stock option grant and restricted stock unit award will vest on an accelerated basis as if he had completed an additional twenty-four months of service at the time of the change of control.

Calculation of Potential Payments upon Termination or Change in Control

     The chart below quantifies the potential payments to Mr. Yetter under the Agreement based upon the following assumptions:

     (i) his employment terminated on June 30, 2007 under circumstances entitling him to severance benefits under the Agreement (dated September 14, 2007),

     (ii) as to any benefits tied to Mr. Yetter’s rate of base salary, the rate of base salary is assumed to be his rate of base salary as of June 30, 2007, and

     (iii) as to any benefits tied to a change in control, the change in control is assumed to have occurred on June 30, 2007 and the change in control consideration paid per share of outstanding common stock is assumed to be equal to the closing selling price of our Common Stock on June 29, 2007, which was $5.79 per share (as reported on the NASDAQ Capital Market).

				Value of Option
		Salary and		Acceleration/
Name	Trigger	Bonus		Extension	Total Value
Scott J. Yetter, President and Chief Executive Officer	Termination after Expiration of Term; for “Cause” or at Election of Employee	$20,000	(1)	N/A	$20,000

	Termination for Death or Disability	$20,000	(2)	N/A	$20,000

	Termination without “Cause” or for “Good Reason” by Employee following “Change of Control”	$186,733	(3)	$482,718(4)	$669,451
____________________

(1)     Upon termination after expiration of term, for cause, or at election of the employee, Mr. Yetter is entitled to salary and prorated bonus payments through the last date of employment. This includes a monthly salary of $20,000 (less the mid-month payment of $10,000) plus the prorated bonus, or $10,000.

(2)     Upon termination for death or disability, Mr. Yetter is entitled to salary and prorated bonus payments through the end of the month in which employment ceased. This includes a monthly salary of $20,000 (less the mid-month payment of $10,000) plus the prorated bonus, or $10,000.

(3)     Upon termination without cause, or for good reason by the employee following change of control, Mr. Yetter is entitled to salary, prorated bonus and COBRA payments for a period of six months following termination.

(4)     Represents the intrinsic value of each stock option or other equity award outstanding on June 30, 2007 and which vests on an accelerated basis in connection with the “Change of Control” (accelerated vesting only occurs in the event of a “Change of Control” and not in connection with termination for “Good Reason” by Mr. Yetter) and is calculated by multiplying (i) the aggregate number of equity awards which vest on such an accelerated basis by (ii) the amount by which the $5.79 closing selling price of our common stock on June 30, 2007 exceeds any exercise price payable per vested share, or options valued at $0 and RSUs valued at $482,718.09. Upon termination in connection with a “Change of Control”, the unvested portion of Mr. Yetter’s option grant (option to purchase 144,800 shares of Common Stock with an exercise price of $6.95) and RSUs (125,057 shares of Common Stock) immediately vested in a pro rata percent equal to the portion of the option and RSU which would have otherwise vested within the twenty-four month period following the Change of Control, or 96,533 shares of common stock under the option grant and 83,371 shares of common stock under the RSU grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee is currently composed of Messrs. Allegra and Caldwell. No interlocking relationship exists between any member of the Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member or nominee of the Compensation Committee is or was formerly an officer or an employee of the Company.

     During Fiscal 2005, Edison, of which Joseph A. Allegra is a general partner, and Cross Atlantic, of which Donald R. Caldwell is the Chairman and Chief Executive Officer, participated in the following transactions with us:

     In connection with our August 2005 private placement, all shares of our Series D Preferred Stock held by Edison, Cross Atlantic and David Levi were converted to shares of Common Stock. In this private placement, Cross Atlantic purchased an aggregate of 154,676 shares of Common Stock at a purchase price of $742,445 and Edison purchased an aggregate of 464,027 shares of Common Stock at a purchase price of $2,227,332.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 16, 2007, by (1) each person or group who is known by us to own beneficially more than 5% of our Common Stock, (2) each of our directors and nominees, (3) each of our Named Executives for whom compensation information is provided above, and (4) all of our executive officers and directors as a group. Unless indicated otherwise, the address of each of these persons is c/o Voxware, Inc., Lawrenceville Office Park, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648. Percentage of ownership is based on 6,380,695 shares of Common Stock outstanding on October 16, 2007.

		Amount and Nature of	Percent of
Name and Address of Beneficial Owner (1)		Beneficial Ownership (1)(2)	Class(1)
(i)	Certain beneficial owners:
	Edison Venture Fund V, L.P. (3)	3,486,260	54.64%
	1009 Lenox Drive #4, Lawrenceville, NJ 08648

	Cross Atlantic Technology Fund II, L.P. (4)	1,162,086	18.21%
	5 Radnor Corporate Center #555
	100 Matsonford Road, Radnor, PA 29087

	Scorpion Nominees Limited (5)	518,316	8.12%
	c/o Oracle Management Ltd.
	85 Reid Street, Hamilton HM12, Bermuda

(ii)	Directors (which includes all nominees) and Named Executives:

	Joseph A. Allegra (6)	3,495,149	54.78%

	Donald R. Caldwell (7)	1,170,975	18.35%

	James L. Alexandre (8)	108,610	1.70%

	Michael Janis (9)	8,889	**

	Robert Olanoff (10)	2,222	**

	Don Cohen	--	--

	Charles K. Rafferty (11)	77,313	1.21%

	Stephen J. Gerrard (12)	58,580	**

	Krishna Venkatasamy (13)	50,236	**

	Scott J. Yetter (14)	49,946	**

	David Vetter (15)	44,066	**

	Kenneth W. Riley (16)	7,333	**

(iii)	All directors and current executive officers as a group (12 persons)	5,073,319	79.51%
____________________

**    Less than 1% of outstanding shares of our Common Stock.

(1)     Number of shares beneficially owned and percent of class are determined by assuming that options or other Common Stock equivalents that are held by such person or group (but not those held by any other person or group) and which are exercisable or convertible within 60 days have been exercised or converted.

(2)     We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(3)     Includes 2,713,442 shares of Common Stock and 772,818 shares of Common Stock issuable upon exercise of Common Stock warrants. Collectively, Joseph A. Allegra, Ross Martinson, John Martinson and Gary Golding have voting and investment control over the shares of Common Stock held by Edison Venture Fund V, L.P., but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Allegra has served on our Board of Directors since June 2003. Mr. Martinson served on our Board of Directors from June 2003 to July 2006.

(4)     Includes 904,480 shares of Common Stock and 257,606 shares of Common Stock issuable upon exercise of Common Stock warrants. Collectively, Donald R. Caldwell, President and Chief Executive Officer, Fred Tecce, Vice President, Richard M. Fox, Vice President, and Gerry McCrory, Vice President, have voting and investment control over the shares of Common Stock held by Cross Atlantic Technology Fund II, L.P., but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Caldwell has served on our Board of Directors since December 2004.

(5)     Includes 511,890 shares of Common Stock and 6,426 shares of Common Stock issuable upon exercise of Common Stock warrants. Collectively, John O’Kelly-Lynch, President and Director, and William Spencer, Vice President and Director, have voting and investment control over the shares of Common Stock held by Scorpion Nominees Limited, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(6)     Includes 2,713,442 shares of Common Stock and 772,818 shares of Common Stock issuable upon the exercise of warrants owned by Edison Venture Fund V, L.P. The reporting person is a general partner of Edison Venture Fund V, L.P. and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Also includes 8,889 shares of Common Stock issuable upon the exercise of stock options issued to Mr. Allegra.

(7)     Includes 904,480 shares of Common Stock and 257,606 shares of Common Stock issuable upon the exercise of warrants owned by Cross Atlantic Technology Fund II, L.P. Also includes 8,889 shares of Common Stock issuable upon the exercise of stock options issued to Mr. Caldwell. The reporting person is a general partner of Cross Atlantic Technology Fund II, L.P. and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(8)     Includes 104,166 shares of Common Stock and 4,444 shares of Common Stock issuable upon the exercise of stock options.

(9)     Reflects 8,889 shares of Common Stock issuable upon the exercise of stock options.

(10)    Reflects 2,222 shares of Common Stock issuable upon the exercise of stock options.

(11)    Includes 75,577 shares of Common Stock issuable upon the exercise of stock options and 1,736 Restricted Stock Units.

(12)    Includes 5,000 shares of Common Stock, 51,844 shares of Common Stock issuable upon the exercise of stock options, and 1,736 Restricted Stock Units.

(13)    Includes 48,500 shares of Common Stock issuable upon the exercise of stock options and 1,736 Restricted Stock Units.

(14)    Includes 39,525 shares of Common Stock issuable upon the exercise of stock options and 10,421 Restricted Stock Units.

(15)    Includes 66 shares of Common Stock and 44,000 shares of Common Stock issuable upon the exercise of stock options.

(16)    Reflects 7,333 shares of Common Stock issuable upon the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 11, 2005, the Company entered into a Common Stock Purchase Agreement with certain accredited investors, pursuant to which the Company agreed to issue an aggregate of up to 1,375,000 shares of its Common Stock, $0.001 par value per share, in a private placement. On August 11, 2005, the Company issued and sold an aggregate of 1,259,073 shares of Common Stock, and on August 22, 2005, the private placement’s second and final closing, the Company issued and sold an additional 115,927 shares of Common Stock. A total of 1,375,000 shares of Common Stock and warrants to purchase 43,525 shares of Common Stock were issued through the August 2005 private placement.

     Edison Venture Fund V, L.P. purchased 464,028 shares of Common Stock in the private placement. Joseph A. Allegra and Ross T. Martinson are each general partners of Edison Venture Fund V, L.P. and directors of the Company. Each of Messrs. Allegra and Martinson disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein.

     Cross Atlantic Technology Fund, II, LP purchased 154,676 shares of Common Stock in the private placement. Donald R. Caldwell is a general partner of Cross Atlantic Technology Fund II, L.P. and a director of the Company. Mr. Caldwell disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

     James L. Alexandre purchased 104,166 shares of Common Stock in the private placement. Mr. Alexandre was elected to the Board of Directors on August 11, 2005, subsequent to the first closing of the private placement.

PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR 2003 STOCK INCENTIVE PLAN

     Our stockholders are being asked to approve an amendment to our 2003 Stock Incentive Plan (the “2003 Plan”), that will (i) increase the number of shares of common stock available for issuance by 550,000, from 984,734 shares to 1,534,734 shares and (ii) increase the maximum number of shares of common stock for which a participant may receive stock-based awards under the 2003 Plan in a calendar year from 200,000 shares to 350,000 shares. The 2003 Plan, as amended and restated to reflect the proposed amendment, is attached as Appendix A.

     Our board of directors approved the amendment of the 2003 Plan increasing the share reserve and the per participant limit on October 15, 2007, subject to stockholder approval at the annual meeting. At the same time, the 2003 Plan was amended to include the award of restricted stock units and to effect certain other changes to bring the 2003 Plan into compliance with recent changes in the law applicable to equity plans.

     We rely significantly on equity incentives to attract and retain key employees and other personnel essential to our long-term growth and future success. The 2003 Plan serves as an important part of the compensation package that we offer to our employees. Awards under the 2003 Plan provide our employees and other personnel an opportunity to acquire or increase their ownership stake in Voxware, thereby creating a strong incentive to work hard for our growth and success and encouraging them to continue their employment with us. The purpose of the proposed share increase is to assure that a sufficient reserve of common stock remains available under the 2003 Plan to allow us to continue to provide equity incentives to our key personnel on a competitive level.

     The increase to the limitation on the maximum number of shares a participant may receive in a given calendar year will allow us to continue to award equity incentives that will qualify as performance-based awards under Section 162(m) of the Internal Revenue Code. Awards which so qualify will not be subject to the $1 million per person limitation on the income tax deductibility of compensation paid to certain executive officers that would otherwise be imposed under Section 162(m).

     On September 4, 2007, Scott. Yetter, our chief executive officer, was granted restricted stock units with respect to 125,057 shares of common stock and an option for 74,943 shares of common stock at a per share exercise price of $6.95, the fair market value of the common stock on the grant date. In addition, he was granted an option for 69,857 shares of common stock with a per share exercise price of $6.95, subject to stockholder approval of the increase of the Section 162(m) limit. If the amendment to the 2003 Plan subject to this proposal is approved, Scott Yetter will retain the option for 69,857 shares.

Summary of the 2003 Stock Incentive Plan

     The following is a summary of the principal features of the 2003 Plan, as most recently amended by the Board. This summary, however, does not purport to be a complete description of all the provisions of the 2003 Plan.

Types of Awards and Administration.

     The 2003 Plan allows for grants of stock options, restricted stock awards and restricted stock unit awards. The principal features of these awards are described below. The board has the authority to grant awards to eligible individuals. The board may delegate any or all of its powers under the 2003 Plan to one or more committees or subcommittees. The term “Board,” as used in this summary, will mean the board or committee to the extent each such entity is acting within the scope of its administrative authority under the 2003 Plan.

Share Reserve.

     An aggregate of 1,927,000 shares of common stock have been reserved for issuance over the term of the 2003 Plan, including the 550,000 shares that are subject to this Proposal ..

     No participant in the 2003 Plan may receive option grants, restricted stock awards or restricted stock unit awards for more than 350,000 shares per calendar year (including the 150,000 share increase to the limit subject to this Proposal 2). Stockholder approval of this proposal will constitute approval of such share limitations. These limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of options with an exercise price per share equal to the fair market value per share of our common stock on the grant date or the subsequent sale of the shares purchased under those awards will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code.

     As of October 16, 2007, options to purchase 790,138 shares of our common stock and restricted stock unit awards with respect to 187,586 shares of our common stock were outstanding under the 2003 Plan, 392,262 shares of common stock had been issued under the 2003 Plan and 7,010 shares of common stock remained available for future grants.

     Shares subject to any outstanding options or other awards under the 2003 Plan which expire or otherwise terminate prior to the issuance of shares under those awards and unvested shares issued under the 2003 Plan and subsequently repurchased by us pursuant to our repurchase rights under the 2003 Plan, will be available for reissuance.

     In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or similar change in capitalization or event, or any distribution to holders of common stock other than a normal cash dividend, then equitable adjustments will be made to (i) the maximum number and class of securities issuable under the 2003 Plan, (ii) the maximum number and class of securities for which any one person may be granted options, restricted stock awards and restricted stock unit awards under the 2003 Plan per calendar year, (iii) the number and class of securities and the exercise price per share in effect under each outstanding option granted under the 2003 Plan and (iv) the number and class of securities subject to each outstanding restricted stock unit awarded under the 2003 Plan.

Eligibility.

     Officers and employees, as well as consultants and other independent advisors in our employ or in the employ of our parent or subsidiaries (whether now existing or subsequently established) and non-employee members of our board and the board of directors of our parent or subsidiaries are eligible to participate in the 2003 Plan. As of October 16, 2007, 6 executive officers, approximately 70 other employees and 6 non-employee board members were eligible to participate in the 2003 Plan.

Valuation.

     The fair market value per share of our common stock on any relevant date under the 2003 Plan will be the closing selling price per share on that date on the Nasdaq Capital Market. As of October 16, 2007, the closing selling price per share was $4.65.

Option Grants.

     Eligible persons may be granted options to purchase shares of our common stock. The Board has complete discretion to determine which eligible individuals receive option grants, the time or times when those options are to be awarded, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the award, the maximum term for which any option is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

     Each granted option will have an exercise price determined by the Board but shall in no event be less than 100% of the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date.

Restricted Stock.

     The Board may grant restricted stock awards entitling eligible individuals to acquire shares of our common stock at a purchase price established by the Board. The shares will be subject to our right to repurchase at their issue price or other stated or formula price in the event that specified vesting criteria are not satisfied.

     The Board will have the complete discretion to determine which eligible individuals are to receive restricted stock awards, the time or times when those awards are to be made, the number of shares subject to each such award, the price (if any) to be paid for such shares and the vesting schedule to be in effect for the award. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or attainment of designated performance goals.

Restricted Stock Units.

     The Board may grant restricted stock unit awards entitling eligible individuals to receive shares of common stock under those awards upon the attainment of designated performance objectives or the satisfaction of specified employment or service requirements or upon the expiration of a designated time period or the occurrence of a designated event following the vesting of the award, including a deferred distribution date following the termination of the individual’s employment or service.

     The Board will have the complete discretion to determine which eligible individuals are to receive awards of restricted stock units, the time or times when those awards are to be made, the number of shares subject to each such award and the vesting and issuance schedule to be in effect for the award.

     The recipient will not have any stockholder rights with respect to the shares of common stock subject to the restricted stock units until those units vest and the shares are actually issued. However, the Board will have the discretionary authority to award restricted stock units upon which dividend-equivalent units may be paid or credited.

Reorganization Event.

     In the event of a reorganization event (as defined in the 2003 Plan), outstanding awards under the 2003 Plan will be assumed by the acquiring or successor corporation (or affiliate thereof) or replaced with comparable awards to acquire shares of such corporation. However, if the acquiring or successor corporation (or an affiliate thereof) does not assume or replace the outstanding awards, the awards will accelerate in full as of a specified time prior to the reorganization event and terminate upon the communication of the event. Any shares issued with respect to any such accelerated awards will be subject to the same vesting restrictions applicable to the shares prior to such acceleration. In the event that the stockholders are to receive cash for their shares of common stock pursuant to the reorganization event, the Board may cash out the outstanding awards.

Stockholder Rights and Transferability.

     No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee.

     A participant will have full stockholder rights with respect to any shares of common stock issued to him or her under the 2003 Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of common stock subject to a restricted stock unit until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units, subject to such terms and conditions as the Board may deem appropriate.

Special Tax Election.

     The Board may provide one or more holders of options, restricted stock issuances or restricted stock units under the 2003 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability incurred by such individuals in connection with the exercise of those options, the issuance of vested shares or the vesting of unvested shares issued to them. Alternatively, the Board may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

Amendment and Termination.

     The Board may amend or suspend the 2003 Plan at any time subject to any required stockholder approval. The Board may terminate the 2003 Plan at any time, and the 2003 Plan will in all events terminate on the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

Options/Stock Awards.

     The table below shows, as to each of our executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of common stock subject to options granted between January 1, 2006 and October 16, 2007 under the 2003 Plan, together with the weighted average exercise price payable per share.

Option Transactions

		Weighted-Average Exercise
Name and Position	Number of Option Shares	Price
Thomas Drury, President and CEO	0	-
Scott J. Yetter, President and CEO	219,800	5.98
Paul Commons, VP and CFO	47,443	3.70
Charles Rafferty, VP and GM North American Operations	60,200	6.11
Stephen Gerrard, VP and GM Int’l Operations, and Secretary	51,600	5.55
Krishna Venkatasamy, VP Application Development	58,167	5.93
Kenneth W. Riley, Controller, Interim CFO and Treasurer	7,333	3.41
All current executive officers as a group (6 persons)	444,543	5.65
All non-employee directors as a group (6 persons)	16,334	4.46
All employees, including current officers who are not executive officers, as a group (approximately 70 persons)	97,265	5.52

Stock Awards

     The following table shows, as to each of our executive officers named in the Summary Compensation Table and the various individuals and groups, the number of shares of common stock subject to restricted stock awards and restricted stock units granted under the 2003 Plan between January 1, 2006 and October 16, 2007. The fair market value of the common stock on October 16, 2007 was $4.65 per share.

	Number of Shares Subject to	Number of Shares Subject to
Name and Position	Restricted Stock Awards	Restricted Stock Units
Thomas Drury, President and CEO	-	-
Scott J. Yetter, President and CEO	-	125,057
Paul Commons, VP and CFO	-	-
Charles Rafferty, VP and GM North American Operations	-	20,843
Stephen Gerrard, VP and GM Int’l Operations, and Secretary	-	20,843
Krishna Venkatasamy, VP Application Development	-	20,843
Kenneth W. Riley, Controller, Interim CFO and Treasurer	-	-
All current executive officers as a group (6 persons)	-	187,586
All non-employee directors as a group (6 persons)	-	-
All employees, including current officers who are not executive officers, as a group (approximately 70 persons)	-	-

Section 409A.

     Section 409A. Certain stock options awarded under our 2003 Plan have an exercise price that is lower than the trading value of our common stock on the option grant date. As a result, one or more of those options may be deemed to have been granted with below-market exercise prices, which could potentially subject those options to adverse income taxation under Section 409A of the Code.

     To provide our officers and directors holding those options with an opportunity to avoid such adverse taxation, on December 28, 2006 those options were canceled and immediately replaced with a new option that is exactly the same as the cancelled option except that the exercise price per share is equal to the lower of (a) the trading value per share of our common stock on the date that option was granted and (b) the trading value per share of our common stock on the date on which the option was replaced, but in no event less than the exercise price in effect for the canceled option. Each such executive officer or director is entitled to receive a cash bonus from us in January 2008 equal to the total increase to the exercise price in effect for his new options.

     The following table summarizes the grant date of the canceled option, the number of affected option shares, the exercise price per share that was in effect under the canceled option, the new exercise price per share in effect under each replacement option and the bonus payable to each named individual.

			Exercise Price
	Grant Date of	Number of	(per share) of	Exercise Price	Bonus Payable
	Canceled	Affected	Canceled	(per share) of	in January
Name	Option	Option Shares	Option	New Option	2008
Paul Commons	1/26/05	34,110	$3.00	$3.27	$9,209.70
Stephen Gerrard	1/26/05	6,667	$3.00	$3.27	$1,800.09
Kenneth Riley	1/26/05	6,667	$3.00	$3.27	$1,800.09
Krishna Venkatasamy	1/26/05	667	$3.00	$3.27	$180.09
David Vetter	1/26/05	10,000	$3.00	$3.27	$2,700.00
Donald R. Caldwell	2/10/05	6,667	$3.00	$3.27	$1,800.09

Federal Income Tax Consequences.

Option Grants.

     Options granted under the 2003 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code, or the Code, or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. In general, the optionee will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. In addition, the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Income Tax Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will, in general, be allowed for our taxable year in which such ordinary income is recognized by the holder.

Restricted Stock Issuance.

     The tax principles applicable to restricted stock issuances under the 2003 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Restricted Stock Units.

     No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the holder.

Deductibility of Executive Compensation.

     We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid under the 2003 Plan with respect to such dispositions or exercises will remain deductible by us without limitation under Section 162(m) of the Income Tax Code. However, any compensation deemed paid by us in connection with shares issued in connection with restricted stock awards or restricted stock units will be subject to the $1 million limitation.

Accounting Treatment.

     Pursuant to the accounting standards established by SFAS 123(R), the Company is required to recognize all share-based payments, including grants of options, restricted stock units and employee stock purchase rights, in our financial statements effective July 1, 2006. Accordingly, options that are granted to our employees and non-employee Board members are valued at fair value as of the grant date under an appropriate valuation formula, and that value is charged as stock-based compensation expense against our reported GAAP earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units awarded under the 2003 Plan, we are required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

     Stock options granted to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the grant measured on the vesting date of each installment of the underlying shares. Accordingly, such charge will take into account the appreciation in the fair value of the grant over the period between the grant date and the vesting date of each installment comprising that grant.

New Plan Benefits.

     As of October 16, 2007, no awards had been granted, and no shares had been issued, under the 2003 Plan on the basis of the 550,000 increase to the share reserve under the 2003 Plan that forms part of this Proposal.

     On September 4, 2007, Scott Yetter was awarded an option to purchase 69,857 shares of common stock at an exercise price of $6.95 per share, subject to stockholder approval of the increase of the maximum number of shares of common stock for which a participant may receive stock-based awards under the 2003 Plan in a calendar year to 350,000 shares. If stockholder approval is not obtained, the maximum number of shares of common stock for which a participant may receive stock-based awards under the 2003 Plan in a calendar year will not be increased to 350,000 shares, and Scott Yetter’s option to purchase 69,857 shares of common stock will be canceled.

Vote Required.

     The affirmative vote of a majority of our outstanding voting shares present or represented by proxy and entitled to vote at this meeting is required for approval of the amendments to the 2003 Plan. Should such stockholder approval not be obtained, then the proposed amendments to increase the share reserve and the per participant limit will not be implemented and Scott Yetter’s option to purchase 69,857 shares will be cancelled. The 2003 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 2003 Plan prior to its amendment until the available reserve of common stock under the 2003 Plan is issued.

     Our Board of Directors recommends a vote FOR the approval of the foregoing amendment to the 2003 Stock Incentive Plan.

PROPOSAL 3: BOARD AUTHORIZATION TO AMEND OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO REMOVE THE CLASSIFIED BOARD STRUCTURE AND
PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS, COMMENCING WITH OUR 2008
ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors is proposing that our stockholders approve a proposal to amend our Amended and Restated Articles of Incorporation, as amended, that would provide for the elimination of the classification of the Board of Directors and the annual election of all directors (the “Amendment”). Under the current classified structure, our Board of Directors is divided into three classes, with each class serving three-year terms. If the Amendment is approved, commencing with the 2008 Annual Meeting, all directors will be elected to one-year terms of office and the Class I Director nominees up for election at the meeting, if elected, will be elected for a one-year term of office. The Amendment to the Amended and Restated Certificate of Incorporation, as amended, is attached as Appendix B.

     The Amendment is the product of our Board of Directors’ review of our corporate governance matters. The Board of Directors considered the advantages and disadvantages of maintaining a classified board structure, which was previously adopted by the Board of Directors and the stockholders. After completing its review, the Board of Directors approved the elimination of the classified board structure, subject to the approval of the stockholders.

     In determining whether the elimination of the classified board structure is in the best interests of our stockholders, the Board of Directors carefully considered arguments for maintaining, as well as for eliminating, the classified board structure. Several arguments support retention of a classified board structure. For instance, the overlapping three-year terms of directors promote continuity and stability of the Board of Directors by ensuring that, at any given time, two-thirds of the directors have at least one year’s experience on the Board of Directors. A director’s experience is important because of the unique demands of managing Voxware, including the need to understand the complex nature of Voxware’s business and the long-term business strategy. In addition, the Board of Directors believes that three-year terms strengthen director independence by lessening the threat that a director who refuses to act in conformity with the wishes of management (or other directors) will not be re-nominated for office. The classified board structure also reduces the likelihood of an unsolicited and disadvantageous takeover of control of Voxware, which might cause our stockholders to receive less than an adequate price for their stock, because a potential acquirer cannot replace a majority of the directors at a single annual meeting. Since a potential acquirer cannot easily remove a majority of the directors in a classified board structure, the directors on such board may possess greater bargaining power to obtain the best price from a potential acquirer and are likely to have more time to search for superior alternatives.

     The Board of Directors also considered the views of investors who believe that a classified board structure reduces the accountability of directors to stockholders because the directors do not face an annual election. Since director elections are the primary means by which the stockholders can affect corporate management, the classified board structure may diminish stockholder influence over a company’s policy. Furthermore, the classified board structure may negatively affect stockholder value by discouraging proxy contests in which stockholders have an opportunity to vote for an entire slate of competing nominees.

     After weighing all of these considerations, the Board of Directors agreed and determined that the elimination of the classified board structure is advisable and in the best interests of Voxware and our stockholders. Accordingly, the Board of Directors has approved the Amendment and recommends that the stockholders approve the Amendment by voting in favor of this proposal. If this proposal is approved by our stockholders, Article Eleventh of the Amended and Restated Certificate of Incorporation, as amended, will be amended to eliminate the classification of the terms of our directors and to provide for the annual election of our directors commencing with the class of directors standing for election at the Meeting. The Amendment will shorten the term of certain directors elected before the 2007 Annual Meeting of Stockholders. The new procedures will apply to all directors elected at or after the 2008 Annual Meeting, including any current directors who are re-nominated after their current term expires.

     If the proposed Amendment is approved at this meeting by the stockholders, the elimination of the classified structure of the Board of Directors will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. Voxware intends to file the Amendment as soon as practicable once stockholder approval is obtained. If the Amendment is not approved, our structure of the Board of Directors will remain classified, and Class I directors elected at this meeting would have a three-year term.

Vote Required

     The affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the outstanding shares of common stock is required for approval of this proposal.

     Our Board of Directors recommends a vote FOR approval of the proposal to authorize our Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended, to remove the classified Board structure and provide for the annual election of Directors, commencing with our 2008 Annual Meeting of Stockholders.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Subject to stockholder approval, we have nominated BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008. Neither the firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors. BDO Seidman, LLP has been employed by us to audit our consolidated financial statements since March 2004.

     The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

     One or more representatives of BDO Seidman, LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees and Other Matters

     The following table summarizes the fees of BDO Seidman, LLP, our independent registered public accounting firm, billed for each of the last two fiscal years for audit services and other services:

Fee Category	2007		2006
Audit Fees	$170,000	(1)	$193,836	(2)
Audit-Related Fees	--		--
Tax Fees	$20,300	(3)	$20,250	(4)
All Other Fees	$26,900	(5)	--
Total Fees	$217,200		$214,086
____________________

(1)     Consists of fees for professional services rendered in connection with the review of our financial statements for the fiscal quarters ended September 30, 2006, December 31, 2006 and March 31, 2007 and the audit of our financial statements for the fiscal year ended June 30, 2007.

(2)     Consists of fees for professional services rendered in connection with the audit of our financial statements for the fiscal year ended June 30, 2006; for the review of our financial statements for the fiscal quarters ended September 30, 2005, December 31, 2005 and March 31, 2006.

(3)     Consists of fees for taxes for the fiscal year ended June 30, 2007.

(4)     Consists of fees for taxes for the fiscal year ended June 30, 2006.

(5)     Consists of fees for the review of certain regulatory filings during the fiscal year ended June 30, 2007.

Pre-Approval Policies and Procedures

     None of the audit-related fees billed in 2007 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided, and is also generally subject to a maximum dollar amount.

     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

HOUSEHOLDING

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, (609) 514-4100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

     Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to the 2008 Annual Meeting of Stockholders must advise the Secretary of Voxware of such proposals in writing by June 30, 2008.

     Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-4 under the Exchange Act are required to provide advance notice of such proposal to the Secretary of Voxware at the aforementioned address not later than September 11, 2008.

     If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above, and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

     The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of Voxware who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

     WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2007, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON OCTOBER 16, 2007, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE, UPON WRITTEN REQUEST MADE TO THE SECRETARY OF VOXWARE. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

Stephen J. Gerrard
Secretary
Lawrenceville, New Jersey

October 29, 2007

APPENDIX A

VOXWARE, INC.

2003 STOCK INCENTIVE PLAN

(Amended and Restated as of ____________, 2007)

Purpose

     1. The purpose of this 2003 Stock Incentive Plan (the “Plan”) of Voxware, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

Eligibility

     2. All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards or restricted stock unit awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

Administration and Delegation

     Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

Stock Available for Awards

     Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,534,734 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). Such authorized share reserve includes a 550,000 share increase authorized by the Board on October 15, 2007, subject to stockholder approval at the 2007 Annual Meeting. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of unvested shares of Common Stock subject to such Award being repurchased by the Company pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 350,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”) and is subject to stockholder approval at the 2007 Annual Meeting.

Stock Options

     General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

     Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Voxware, Inc., any of Voxware, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any employee under the Plan (or any other option plan of the Company or any parent or subsidiary corporations as defined in Code Sections 424(e) or (f)) may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

          To the extent a Participant holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Stock Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

     Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date. For purposes of the Plan, “Fair Market Value” per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the national market or stock exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global, Nasdaq Global Select or Nasdaq Capital Market) or as officially quoted in the composite tape of transactions on any stock exchange on which the Common Stock is primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement provided, however, that no Option will be granted for a term in excess of 10 years.

     Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised.

     Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

  in cash or by check, payable to the order of the Company;

  except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

  by delivery of shares of Common Stock owned by the Participant valued at Fair Market Value on the exercise date, provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock has been held for the requisite period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial reporting purposes; or

  by any combination of the above permitted forms of payment.

     Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

Restricted Stock

     Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

     Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

     Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

Restricted Stock Units

     Grant of Restricted Stock Unit Awards. The Board may grant restricted stock units (“Restricted Stock Unit Award”) entitling recipients to receive shares of Common Stock on such terms and conditions as may be selected by the Board. The Board shall have the complete discretion to determine the number of units subject to each Restricted Stock Unit Award.

     Vesting and Issuance Provisions.

          Restricted Stock Unit Awards may, in the discretion of the Board, vest upon the attainment of designated performance objectives or the satisfaction of specified employment or service requirements. Shares of Common Stock subject to the Restricted Stock Unit Awards may be issued on the vesting date or upon the expiration of a designated time period or the occurrence of a designated event following the vesting of the Award, including (without limitation) a deferred distribution date following the termination of the Participant’s employment or service. The vesting and issuance provisions applicable to each Restricted Stock Unit Award shall be set forth in the Participant’s Restricted Stock Unit Award agreement.

          The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a Restricted Stock Unit Award until that Award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Restricted Stock Unit Awards, subject to such terms and conditions as the Board may deem appropriate.

          Outstanding Restricted Stock Unit Awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance objectives or employment or service requirements established for those Awards are not attained or satisfied. The Board, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Restricted Stock Unit Awards as to which the designated performance objectives or employment or service requirements have not been attained or satisfied.

Adjustments for Changes in Common Stock and Certain Other Events

     Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the number and class of securities subject to each outstanding Restricted Stock Unit Award under the Plan shall be equitably adjusted by the Board in such manner as the Board deems appropriate in order to preclude the enlargement or dilution of rights and benefits thereunder, and those adjustments shall be final, binding and conclusive. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award and Restricted Stock Unit Award granted under the Plan at the time of the grant.

     Reorganization Events.

          Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

          Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

     3. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

          Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

          Consequences of a Reorganization Event on Restricted Stock Unit Awards. Upon the occurrence of a Reorganization Event, the Board shall provide that all outstanding Restricted Stock Unit Awards shall be assumed, or equivalent restricted stock unit awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, a Restricted Stock Unit Award shall be considered to be assumed if, following consummation of the Reorganization Event, the Restricted Stock Unit Award confers the right to receive, for each share of Common Stock subject to the Restricted Stock Unit Award immediately prior to the consummation of the Reorganization Event, and subject to the same vesting schedule in effect for the Restricted  Stock Unit Award immediately prior to such Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock). However, if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation (or affiliate thereof), provide for the consideration to be received upon the vesting of the Restricted Stock Unit Awards to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Restricted Stock Unit Awards, then the Board shall, upon written notice to the Participants, provide that all then unvested Restricted Stock Unit Awards and the underlying shares will vest in full as of a specified time prior to the Reorganization Event.

General Provisions Applicable to Awards.

     Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. To the extent the Board provides in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     Acceleration. The Board may at any time provide that any Award shall become immediately vested in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Miscellaneous.

     No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or transferee of an Award shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     Effective Date and Term of Plan. The Plan became effective on the date on which it was initially adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

     Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time. However, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which the Common Stock is at the time primarily traded.

     Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

APPENDIX B

CERTIFICATE OF AMENDMENT
TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VOXWARE, INC.

     The undersigned, for purposes of amending the Amended and Restated Certificate of Incorporation (the “Certificate”) of Voxware, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the Corporation is Voxware, Inc. (the “Corporation”).

     SECOND: The Certificate was filed with the Office of the Secretary of State of the State of Delaware on June 27, 2003. A Certificate of Amendment was filed on each of December 30, 2003, April 30, 2004, December 29, 2004 and November 28, 2005.

     THIRD: That Article ELEVENTH of the Certificate is hereby amended to read, in its entirety, as follows:

Beginning with the annual meeting of stockholders for the fiscal year ending June 30, 2008 (the “2008 Annual Meeting of Stockholders”), each director who is in office immediately prior to the closing of the polls for the election of directors at the 2008 Annual Meeting of Stockholders shall be subject to election annually at the annual meeting of stockholders for a term of office that shall expire at the next annual meeting of stockholders following his election, and each director shall remain in office until the election and qualification of his successor or until his earlier death, resignation or removal. Except as the General Corporation Law of the State of Delaware may otherwise provide, any vacancies in the Board of Directors of the Corporation for any reason, including unfilled vacancies resulting from the removal of directors for cause, and newly created directorships, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

     FOURTH: Except as expressly amended herein, all other provisions of the Certificate filed with the Office of the Secretary of State of the State of Delaware on June 27, 2003 and as amended on December 30, 2003, April 30, 2004, December 29, 2004 and November 28, 2005, shall remain in full force and effect.

     FIFTH: That the foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * * * * * *

B-1

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation this [___] day of December, 2007.

By:
Scott J. Yetter
President and Chief Executive Officer

B-2

VOXWARE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Scott J. Yetter and Kenneth W. Riley, and each of them, true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of COMMON STOCK of Voxware, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey at 9:00 a.m., local time, on December 13, 2007 and at any adjournment or adjournments thereof, upon the proposals set forth on the reverse side and more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

(continued and to be signed on reverse side)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXWARE, INC.

Please mark your votes as in this example.  ☒

1.	ELECTION OF DIRECTORS.

	Nominees:	01) Robert Olanoff	FOR ☐	WITHHOLD ☐
		02) Scott J. Yetter	FOR ☐	WITHHOLD ☐

2.

To amend our 2003 Stock Incentive Plan to increase the maximum number of shares of Common Stock reserved for issuance thereunder by an additional 550,000 shares of Common Stock from 984,734 to 1,534,734 shares and to increase the maximum number of shares of Common Stock for which awards may be granted to any participant per calendar year from 200,000 shares to 350,000 shares.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To authorize our Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended, to remove the classified board structure and provide for the annual election of all directors, commencing with our 2008 Annual Meeting of Stockholders.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To ratify the appointment of BDO Seidman, LLP as the independent registered public accountant of the Company for the year ending June 30, 2008.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE:

This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

If you would like to attend the Annual Meeting, please check the box to the right. ☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date